[LOGO ESPEY MFG. & ELECTRONICS CORP.]

ESPEY PRESS RELEASE
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Saratoga Springs, NY; November 24, 2009- The Board of Directors of Espey Mfg. &
Electronics Corp., (NYSE Amex: ESP) has declared a special cash dividend of $1.00 per share and a regular quarterly dividend of $0.225 per quarter. The dividends will be payable on December 18, 2009, to all shareholders of record on December 7, 2009.

In addition, Howard Pinsley, Chairman and Chief Executive Officer of the Company, has informed the Company's Board of Directors of his intention to retire as Chief Executive Officer effective on February 26, 2010. Upon Mr. Pinsley's retirement, it is anticipated that the Board will appoint Mark St. Pierre, who was hired as President of the Company on July 27, 2009, as the new Chief Executive Officer, and that Mr. Pinsley will continue as Chairman and a non-executive officer of the Company.

Espey's primary business is the development, design, and production of specialized military and industrial power supplies/electronic equipment. The Company's web site can be found on the Internet at www.espey.com.
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For further information, contact Mr. Howard Pinsley or Mr. David O'Neil at (518)
245-4400.

Certain statements in this press release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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